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                                                                   EXHIBIT 10.34

        SERVICE AGREEMENT

        (1)    Visible Genetics UK Limited

        (2)    Brendan Larder

        Dated                2001

        OSBORNE CLARKE

        BRISTOL OFFICE

        50 Queen Charlotte Street, Bristol BS1 4HE
        Telephone 0117 917 3000 Facsimile 0117 917 3005

        LONDON OFFICE

        Hillgate House, 26 Old Bailey, London EC4M 7HW
        Telephone 020 7809 1000 Facsimile 020 7809 1005

        THAMES VALLEY OFFICE

        Apex Plaza, Forbury Road, Reading RG1 1AX
        Telephone 0118 925 2000 Facsimile 0118 925 0038

        WEB SITE: www.osborneclarke.com

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                                    CONTENTS

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
1. Definitions and interpretation...........................................................1
2. Appointment..............................................................................6
3. Term.....................................................................................6
4. Duties of the Executive..................................................................7
5. Hours of work............................................................................8
6. Principal place of work..................................................................8
7. Salary...................................................................................8
8. Expenses.................................................................................9
9. Benefits.................................................................................9
10. Holidays...............................................................................10
11. Sickness or injury.....................................................................11
12. Termination of and suspension from Employment..........................................12
13. Obligations during Employment..........................................................14
14. Obligations after Employment...........................................................18
15. Disciplinary and Grievance procedure...................................................20
16. Collective Agreements..................................................................20
17. Deductions.............................................................................20
18. Entire Agreement.......................................................................20
19. Third Parties..........................................................................20
20. Data Protection........................................................................20
21. Releases and waivers...................................................................21
22. Notices................................................................................21
23. Governing law and jurisdiction.........................................................21
Schedule 1.................................................................................22

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THIS AGREEMENT is made the                          day of                2001

BETWEEN:

(1) VISIBLE GENETICS UK LIMITED (company number: 04076100) whose registered office is at 20/22 Bedford Row, London WC1R 4JS ("THE COMPANY"); and

(2) BRENDAN LARDER of Monona, 6 Church Lane, Little Eversden CB3 7HQ ("THE EXECUTIVE").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:


       "AGREEMENT"            This Agreement (including any schedule or annexure
                              to it and any document referred to in it or in
                              agreed form);

       "BOARD" The board of directors of the Company and/or any Group Companies from time to time and includes any committee of the Board duly appointed by it;

       "BUSINESSES"           The development, manufacture and marketing of
                              automated DNA sequencing systems and related
                              diagnostic tests/kits for the analysis of DNA and
                              any other trade or commercial activity which is
                              carried on by any Group Company, or which any
                              Group Company shall have determined to carry on
                              with a view to profit in the immediate or
                              foreseeable future;

       "CHIEF EXECUTIVE       Any person holding office as Chief Executive
       OFFICER"               Officer of Visible Genetics Inc (the parent
                              company of the Company) from time to time,
                              including any person exercising substantially the
                              functions of a chief executive officer of the
                              parent company;

                                        1
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       "COMPANY INVENTION"    Any improvement, invention or discovery made by
                              the Executive which in accordance with Section 39,
                              Patents Act 1977 is the property of the Company;

       "CONFIDENTIAL          Any trade secrets or other information which is
       INFORMATION"           confidential, commercially sensitive and is not in
                              the public domain relating or belonging to the
                              Company or any Group Company including but not
                              limited to information relating to the business
                              methods, corporate plans, management systems,
                              finances, new business opportunities, research
                              and development projects, marketing or sales of
                              any past, present or future product or service,
                              secret formulae, processes, inventions, designs,
                              know-how discoveries, technical specifications
                              and other technical information relating to the
                              creation, production or supply of any past,
                              present or future product or service of the
                              Company or any Group Company, lists or details of
                              clients, potential clients or suppliers or the
                              arrangements made with any client or supplier and
                              any information in respect of which any Group
                              Company owes an obligation of confidentiality to
                              any third party;

       "CUSTOMER"             any person with whom or which the Executive has
                              dealt or of whom or of which he has knowledge by
                              virtue of his Duties in the 6 months preceding the
                              Termination Date and to whom or which the Company
                              or any Group Company shall at any time during the
                              period of 6 months prior to the Termination Date
                              have supplied any Restricted Products or
                              Restricted Services.

       "DUTIES"               The duties of the Executive as set out in clause
                              4;

       "EMPLOYMENT"           The period of the Executive's employment under
                              this Agreement;

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       "GROUP COMPANIES"      The Company, its subsidiaries or subsidiary
                              undertakings, any holding company or parent
                              undertaking and any subsidiary or subsidiary
                              undertaking of any holding company or parent
                              undertaking and "GROUP COMPANY" means any of them;

       "MATERIAL INTEREST"    (a)  the holding of any position (whether employed
                                   or engaged) or provision of services as
                                   director, officer, employee, consultant,
                                   adviser, partner, principal, agent or
                                   volunteer;

                              (b)  the direct or indirect control or ownership
                                   (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Relevant Exchange; or

                              (c)  the direct or indirect provision of any
                                   financial assistance;

       "RELEVANT              means a Recognised Investment Exchange as defined
       EXCHANGE"              in Section 207, Financial Services Act 1986 or the
                              Alternative Investment Market of the London
                              Stock Exchange or any similar or comparable
                              exchange or market;

       "RESTRICTED            any territory in which the Company or any Group
       AREA"                  Company shall carry on the Businesses at the
                              Termination Date;

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       "RESTRICTED            Any products of a kind which have been dealt in,
       PRODUCTS"              produced, marketed or sold by the Company or any
                              Group Company in the ordinary course of the
                              Businesses at any time during the 12 months
                              preceding the Termination Date and in respect of
                              which or the marketing of which the Executive's
                              Duties were directly concerned or for which the
                              Executive was responsible during such period or in
                              relation to which the Executive possesses
                              Confidential Information at the Termination Date;

       "RESTRICTED PROPOSED   Any products which are, at the Termination Date,
       PRODUCTS"              proposed to be dealt in, produced, marketed or
                              sold by the Company or any Group Company at any
                              time during the 12 months following the
                              Termination Date and in respect of which or the
                              marketing of which the Executive's Duties were
                              directly concerned or for which the Executive was
                              responsible during such period or in relation to
                              which the Executive possesses Confidential
                              Information at the Termination Date.

       "RESTRICTED PROPOSED   Any services which are, at the Termination
       SERVICES"              Date, proposed to be provided by the Company or
                              any Group Company at any time during the 12 months
                              following the Termination Date and in respect of
                              which or the marketing of which the Executive's
                              Duties were directly concerned or for which the
                              Executive was responsible during such period or in
                              relation to which the Executive possesses
                              Confidential Information at the Termination Date;

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       "RESTRICTED SERVICES"  any services of a kind which have been provided by the Company or any Group Company in the ordinary
                              course of the Businesses at any time during the 12
                              months preceding the Termination Date and in
                              respect of which or the marketing of which the
                              Executive's Duties were directly concerned or for
                              which the Executive was responsible during such
                              period or in relation to which the Executive
                              possesses Confidential Information at the
                              Termination Date;

       "RESTRICTED            the direct or indirect control or ownership
       SHAREHOLDING"          (whether jointly or alone) of shares in a company
                              which, together with shares held by any person
                              acting in concert with him carry 25% or more of
                              the voting rights of that company;

       "RESTRICTED SUPPLIES"  any goods or services supplied to the Company or any Group Company on terms which as to the nature of the supplies and/or the terms of supply are unique to the relationship between the supplier and the relevant Group Company and in respect of which or the marketing of which the Executive's
                              Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses
                              Confidential Information at the Termination Date;

       "SUPPLIER"             any person with whom the Executive has dealt or of
                              whom or of which the Executive has knowledge by
                              virtue of the Duties in the 12 months preceding
                              the Termination Date and who has during that
                              period provided Restricted Supplies to the Company
                              or any Group Company; and.

       "TERMINATION DATE"     the date on which the Employment terminates;

       "VISIBLE GENETICS INC" the parent company of the Company.

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1.2    In this Agreement, unless the context otherwise requires:

       (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

       (b)  a reference to a statute or statutory provision includes:

            (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it; and

            (ii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

       (c)  a reference to:

            (i) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

            (ii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

       (d) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

2.     APPOINTMENT

2.1 The Company appoints the Executive and the Executive agrees to serve as Chief Scientific Officer of the Company on the terms set out in this Agreement. In this capacity, and in accordance with clause 4.3 below, the Executive shall also undertake duties as Chief Scientific Officer on behalf of Visible Genetics Inc.

2.2 The Executive warrants that the Executive is free to enter into this Agreement and is not bound by, nor subject to any court order, arrangement, obligation, restriction or undertaking (contractual or otherwise) which prohibits or restricts the Executive from entering into this Agreement or performing the Duties.

3.     TERM

3.1 The Executive's employment under the terms of this Agreement commenced on 13 September 2001 and, unless terminated in accordance with clause 12, shall continue until terminated by:

       (a) the Company giving to the Executive not less than 12 months' prior written notice at any time up until 25 June 2003. Thereafter, the Company shall give to the Executive not less

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            than 12 months' prior written notice plus an additional one month's notice for each full year worked beyond 25 June 2003; or

       (b) the Executive giving to the Company not less than 6 months' prior written notice.

3.2 The Executive's continuous period of employment with the Company commenced on 25 June 2001.

4.     DUTIES OF THE EXECUTIVE

4.1 The Executive shall carry out such duties as may attach to the Executive's office or be assigned to or vested in the Executive by the Chief Executive Officer and/or the Board from time to time (whether or not commensurate with his position) and exercise the powers consistent with such duties.

4.2    At all times during the Employment the Executive shall:

       (a) unless prevented by ill health and except during holidays taken in accordance with this Agreement, devote the whole of the Executive's working time and attention to the Employment, save that the Executive shall from time to time engage in limited consulting work (for example, speaking at conferences) provided that such activities are disclosed to the Chief Executive Officer, do not interfere with the Executive's duties and responsibilities and the compensation for such activities does not exceed L15,000 per annum;

       (b)  perform the Duties faithfully and diligently;

       (c) obey all lawful and reasonable directions of the Chief Executive Officer and the Board, observe such restrictions or limitations as may from time to time be imposed by the Chief Executive Officer and the Board upon the Executive's performance of the Duties and implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;

       (d) use best endeavours to promote the interests of the Company and shall not do or willingly permit to be done anything which is harmful to those interests; and

       (e) keep the Chief Executive Officer and the Board fully informed (in writing if so requested) of the Executive's conduct of the business or affairs of the Company and provide such explanations as the Chief Executive Officer and the Board may require.

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4.3    The Executive shall (without further remuneration and in addition to the
       Executive's duties to the Company) if and for so long as the Company requires during the Employment:

       (a) carry out any duties assigned to the Executive in relation to any Group Company; and

       (b) act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company;

       in each case as if they were to be performed or held by the Executive for or in relation to the Company.

5.     HOURS OF WORK

5.1 The Executive's hours of work shall be the Company's normal office hours of 9.00 a.m. to 5.30 p.m. Monday to Friday and such further hours as may be necessary for the proper discharge of the Duties. The Executive shall not be entitled to receive any additional remuneration for work outside the Company's normal office hours.

5.2 The Executive acknowledges that he may be required to work in excess of an average of 48 hours in any one period of 7 calendar days if so requested by the Company and consents to do so. The Executive may withdraw such consent by giving not less than 3 months' prior notice in writing to the Company of such withdrawal.

6.     PRINCIPAL PLACE OF WORK

6.1 The Executive's principal place of work shall be at 184 Cambridge Science Park, Milton Road, Cambridge CB4 0GA.

6.2 The Executive shall travel to and work on a temporary basis from such locations within the UK and abroad as the Board may reasonably require for the performance of his Duties.

6.3 There is no current requirement, as at the date of this agreement, for the Executive to work outside the United Kingdom for any consecutive period of one month or more.

7.     SALARY AND BONUS

7.1 During the Employment the Company shall pay to the Executive a basic salary at the rate of L137,500 per annum. This salary shall accrue from day to day, be payable by equal monthly instalments in arrears on or about the last day of each month and shall include any fees to which the Executive is entitled as a director of any Group Company.

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7.2    The Executive's basic salary shall be subject to annual review by the
       Chief Executive Officer. Any increase in the Executive's basic salary consequent upon such review will be effective from the effective date specified by the Board.

7.3 The Executive will be entitled to participate in any bonus scheme applicable to employees of the Executive's status as Visible Genetics Inc may operate from time to time, subject to the terms and conditions of any such scheme. The bonus scheme as at the date of this Agreement is set out at Schedule 1 to this Agreement. Visible Genetics Inc reserve the right to amend the terms of the current bonus scheme.

8.     EXPENSES

       The Company shall reimburse to the Executive all expenses reasonably and properly incurred by the Executive in the performance of the Duties subject to the production of such receipts or other evidence of expenditure as the Company may reasonably require.

9.     BENEFITS

9.1    MOTOR CAR

       (a) Subject to the Executive holding a licence to drive a car in the United Kingdom, the Company shall provide the Executive with a car of a type appropriate (in the opinion of the Chief Executive Officer) to the Executive's position in the Company for the use of the Executive.

       (b) The Company shall bear all tax, insurance, maintenance, repair and running costs of the car.

       (c) The Executive shall at all times maintain the car in a good and roadworthy condition, ensure that the conditions of any policy of insurance relating to it are observed and comply with all regulations laid down by the Company with respect to Company cars.

       (d) The Executive shall return the car in a clean and proper condition together with its keys, registration papers, car alarms, car alarm codes, accessories and any Company credit or cheque card provided to the Executive exclusively for the purchase of fuel to the Company at any time during the Employment on demand and in any event immediately upon the Termination Date.

                                        9
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9.2    PENSION

       (a) Subject to Inland Revenue limits, the Company shall, in each year of the Employment, contribute a sum equivalent to 20% of the Executive's basic salary into a personal pension plan of the Executive's choice. Such payments to be calculated and paid on a monthly basis so that in the year of joining and leaving, the amount of such contribution shall be reduced pro rata for each complete calendar month not worked. In the event that Inland Revenue limits prevent the full payment (or any part-payment) of this benefit into the Executive's pension plan the Company shall pay the balance of the sum payable direct to the Executive (subject to deduction of income tax and national insurance as appropriate).

       (b) No contracting-out certificate pursuant to the Pension Schemes Act 1993 is in force in respect of the Employment.

9.3    INSURANCE BENEFITS

       Subject to sub-clause 12.4(a), the Executive shall be eligible to participate in such of the following insurance schemes as the Company may operate from time to time, subject always to the rules of the relevant scheme:

       (a) permanent health insurance scheme providing long term disability cover for the Executive;

       (b) private medical expenses insurance scheme providing cover for the Executive; and

       (c) death in service insurance scheme providing life insurance cover equivalent to 4 times the Executive's basic salary.

       Details of the Company's current insurance schemes are available from the Company Secretary. The Company shall pay all premiums in respect of the schemes and may, in its absolute discretion, vary their terms and details from time to time.

9.4    OTHER BENEFITS

       Any other benefit provided to the Executive shall unless otherwise agreed in writing be at the discretion of the Company who may, at any time, withdraw or vary the terms of such benefit as it sees fit.

10.    HOLIDAYS

10.1   The Company's holiday year runs from 1 January to 31 December.

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10.2   In addition to public or bank holidays, the Executive is entitled to 25 working days' paid holiday in each holiday year, to be taken at such time or times as are agreed with the Chief Executive Officer.

10.3 The Executive may not, without the consent of the Chief Executive Officer carry forward any unused part of the holiday entitlement to a subsequent holiday year. Except on termination of employment, no payment will be made in lieu of any unused holiday entitlement.

10.4 For the holiday year during which the Employment commences or terminates, the Executive's entitlement to holiday accrues on a pro rata basis for each complete month of the Employment during that holiday year.

10.5 On termination of the Employment the Executive shall be entitled to pay in lieu of any outstanding holiday entitlement and shall be required to repay to the Company any salary received for holiday taken in excess of his actual entitlement. The basis for calculating the payment and repayment shall be 1/365 of the Executive's annual basic salary for each day. For the purposes of the calculation of the payment and repayment the amount of the Executive's outstanding or overtaken holiday entitlement shall be grossed up as appropriate to the nearest half day to take account of any non working days falling within the Executive's normal working week.

10.6 The Company may require the Executive to take any outstanding accrued holiday during a period of notice of termination of the Employment.

11.    SICKNESS OR INJURY

11.1 If unable to perform the Duties due to sickness or injury the Executive shall report this fact as soon as possible on the first working day of incapacity to the Company Secretary, and provide, so far as practicable, an expected date of return to work.

11.2 To be eligible for sick pay under sub-clause 11.3, the Executive must supply the Company with such certification of sickness or injury as the Company may require.

11.3 If the Executive shall be absent due to sickness or injury duly certified in accordance with the Company's requirements the Executive shall be paid full basic salary for up to 8 weeks' absence in any period of 12 consecutive months and after that, subject to sub-clause 11.4, such remuneration, if any, as the Chief Executive Officer shall determine from time to time.

11.4 Any remuneration paid under sub-clause 11.3 shall be inclusive of any Statutory Sick Pay to which the Executive is entitled or other benefits recoverable by the Executive (whether or not recovered) which may be

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       deducted from it.

11.5 Any outstanding or prospective entitlement to company sick pay in accordance with sub-clause 11.3, private medical insurance benefits or permanent health insurance benefits shall not prevent the Company from exercising its right to terminate the Employment in accordance with sub-clause 12.4 nor shall the Company be liable to compensate the Executive in respect of any such pay or benefit provided that the Company shall not exercise this right where this would deprive the Executive of any permanent health insurance benefit provided under this Agreement to which he would otherwise be entitled.

11.6 If the Executive's sickness, injury or other incapacity is caused by the negligence or breach of statutory duty of a third party and the Executive shall recover any damages or other compensation from such third party for the Executive's loss of earnings whilst incapacitated, the Executive shall repay to the Company the amount of any sick pay paid by the Company to the Executive under sub-clause 11.3 or, if less, the full amount of the damages or compensation received for loss of earnings by the Executive.

11.7 If at any time during the Employment, in the reasonable opinion of the Board, the Executive is unable to perform all or part of the Duties because of sickness or injury then the Executive shall, at the request and expense of the Company:

       (a) consent to an examination by a doctor to be selected by the Company and approved by the Executive; and

       (b) authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out of this examination.

11.8 The Company shall be entitled to rely on the reasonable opinion of any doctor engaged by the Company to examine the Executive under sub-clause
       11.7 as to the Executive's fitness for work. The Executive shall not be entitled to attend for work at any time when such doctor considers him to be unfit for work and shall not be entitled to receive any remuneration in excess of any sick pay to which he remains entitled under sub-clause
       11.3 during any such period.

12.    TERMINATION OF AND SUSPENSION FROM EMPLOYMENT

12.1   IMMEDIATE DISMISSAL

       The Company may by written notice terminate the Employment without notice or pay in lieu of notice if the Executive:

       (a)  commits a breach of the terms and conditions of this

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            Agreement amounting to gross misconduct;

       (b) repeats or continues after a written warning any material breach of the terms and conditions of this agreement, including any failure to carry out the Duties efficiently, diligently or competently;

       (c) commits any act of gross misconduct or is guilty of any conduct which may in the reasonable opinion of the Board, bring any Group Company into disrepute or is calculated or likely prejudicially to affect the interests of any Group Company, whether or not the conduct occurs during or in the context of the Employment;

       (d) is convicted of any criminal offence punishable with 6 months' or more imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

       (e) commits any act of dishonesty relating to any Group Company, any of its employees or otherwise;

       (f) becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983 so that in the opinion of the Board he is unable to perform the Duties; or

       (g)

12.2   RETIREMENT

       The Employment shall automatically terminate when the Executive reaches the age of 65.

12.3   SUSPENSION

       In order to investigate a complaint against the Executive of misconduct the Company may suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold any appropriate disciplinary hearing.

12.4   DISMISSAL DUE TO SICKNESS OR INJURY

       (a) Notwithstanding sub-clauses 9.3 and 11.3, if the Executive is incapable of performing the Duties due to sickness or injury for a period or periods aggregating at least 180 days in any period of 12 months the Company may, by not less than 6 months' prior written notice given at any time whilst such incapacity continues, terminate the Employment.

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       (b)  Upon termination of the Employment under this sub-clause the
            Executive shall cease to be entitled to any payment under sub-clause
            11.3 or any other provision of this Agreement.

12.5   PAY IN LIEU

       On the service of notice to terminate the Employment by the Executive or the Company or at any time during the currency of such notice, the Company shall have the right to terminate the Employment with immediate effect by notifying the Executive in writing that the Employment is being terminated pursuant to this clause and paying to the Executive a sum equivalent to the Executive's basic salary (excluding bonus), pension contributions and an amount equal to the value of any benefits in kind for the unexpired portion of the Executive's contractual notice entitlement. The Company will pay the sum due and payable under this sub-clause subject to deduction of tax and national insurance contributions at source.

12.6   EFFECT OF TERMINATION

       (a) On the Termination Date or (if earlier) at any time after notice is given by the Company or the Executive to terminate the Employment, the Executive shall, at the request of the Board:

            (i) resign (without prejudice to any claims which he may have against any Group Company arising out of the Employment or its termination) from all and any offices which he may hold as a director of any Group Company and from all other appointments or offices which he holds as nominee or representative of any Group Company; and

            (ii) transfer without payment to the Company or as the Company may direct any shares held by him for the purposes only of fulfilling any requirement in the Company's articles of association that a director holds shares in the Company and any shares in any Group Company held by him on trust for the Company or any Group Company.

       (b) If the Executive should fail to comply with any obligation under sub-clause (a) within 7 days of the Company's request, the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s).

13.    OBLIGATIONS DURING EMPLOYMENT

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13.1   INVENTIONS

       (a) The Executive shall promptly disclose to the Company full details including, without limitation, any and all computer programs, photographs, plans, records, drawings and models, of any know-how, technique, process, improvement, invention or discovery (whether patentable or not) which the Executive (whether alone or with any other person) makes, conceives, creates, develops, writes, devises or acquires at any time during the Employment and which relates or which could relate, directly or indirectly, to the Businesses.

       (b) If the know-how, technique, process, improvement, invention or discovery is a Company Invention, the Executive shall (to the extent that it does not automatically vest in the Company by operation of law) hold it in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires) to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

       (c) If the know-how, technique, process, improvement, invention or discovery is not a Company Invention, the Company shall treat all information disclosed to it by the Executive as confidential property of the Executive.

       (d) The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

13.2   COPYRIGHT ETC

       (a) The Executive shall promptly disclose to the Company all works including, without limitation, all copyright works or designs originated, conceived, developed, written or made by the Executive alone or with others during the Employment which relate, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights have been fully and absolutely vested in the Company.

       (b) The Executive assigns to the Company by way of present and future assignment (to the extent not already vested in the Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written, developed or made by the Executive alone or with others during the Employment which

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            relate, or could relate, to the Businesses.

       (c) The Executive irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on the Executive by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Company whether by sub-clause (b) or otherwise.

       (d) The Executive shall, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires to vest the rights referred to in this clause in the Company) to substantiate the rights of the Company under sub-clauses (b) and (c).

13.3   POWER OF ATTORNEY

       The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of sub-clause 13.1(b) and 13.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case so far as any third party is concerned.

13.4   CONFLICT OF INTEREST

       (a)  During the Employment, the Executive shall not:

            (i) directly or indirectly disclose to any person or use other than for any legitimate purposes of any Group Company any Confidential Information;

            (ii) without the Board's prior written permission hold any Material Interest in any person which:

                    (A) is or shall be wholly or partly in competition with any of the Businesses;

                    (B) impairs or might reasonably be thought by the Company to impair the Executive's ability to act at all times in the best interests of any Group Company; or

                    (C) requires or might reasonably be thought by the Company to require the Executive to disclose or make use of any Confidential Information in

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                         order properly to discharge the Duties to or to further
                         the Executive's interest in that person;

            (iii) at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

            (iv) at any time make any untrue or misleading statement in relation to any Group Company;

            (v) carry out any public or private work other than the Duties (whether for profit or otherwise and whether during or outside normal working hours) except with the prior written permission of the Board; or

            (vi) directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by the Executive) by or on behalf of any Group Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any Company rules or guidelines from time to time and if the Executive or any person in which the Executive holds any Material Interest shall obtain any such discount, rebate, commission or inducement, the Executive shall immediately account to the Company for the amount so received.

       (b) The Executive shall, at any time during the Employment or following its termination, at the request of the Company or any Group Company return to the relevant Group Company or, at the relevant Group Company's request, shall destroy:

            (i) any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to the Company or any Group Company's business created by, in the possession of or under the control of the Executive; and

            (ii) any other property of the Company or any Group Company in his possession or under his control.

       (c) The Executive shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in sub-clause (b) (i) in any medium or form.

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14.    OBLIGATIONS AFTER EMPLOYMENT

14.1 The Executive shall not within the Restricted Area directly or indirectly for the period of 9 months after the Termination Date be engaged on his own account or in the capacity of employee, officer, consultant, adviser, partner, principal or agent in or hold any Restricted Shareholding in any company which carries on any business or venture which:

       (a) is or is about to be in competition with any of the Businesses with which the Executive has been concerned or involved to any material extent during the 12 months preceding the Termination Date; or in relation to which the Executive at the Termination Date possesses Confidential Information; or

       (b) requires or might reasonably be thought by the Company to require the Executive to disclose or make use of any Confidential Information in order properly to discharge the Executive's duties to or to further the Executive's interest in that business or venture.

14.2 The Executive shall not directly or indirectly, whether on the Executive's own behalf or on behalf of another person:

       (a)  for the period of 12 months after the Termination Date:

            (i) accept orders for any Restricted Products or Restricted Services from any Customer; or

            (ii) accept orders for any Restricted Proposed Products or Restricted Proposed Services from any Customer;

       (b) for the period of 12 months after the Termination Date accept the supply by any Supplier of Restricted Supplies;

       (c)  for the period of 12 months after the Termination Date:

            (i) seek, canvass or solicit any business, orders or custom for any Restricted Products or Restricted Services from any Customer;

            (ii) seek, canvass or solicit any business, orders or custom for any Restricted Proposed Products or Restricted Proposed Services from any Customer;

            (iii) solicit or entice away or seek to entice away from any Group Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date, employed or engaged by any Group Company in any of the Businesses in a

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                    senior managerial, scientific, technical, supervisory, sales or marketing capacity and was a person with whom the Executive dealt in the course of the Duties and who by reason of such employment or engagement is likely to have knowledge of any trade secrets or Confidential Information of the Company or any Group Company;

       (d)  at any time after the Termination Date:

            (i) induce or seek to induce by any means involving the disclosure or use of Confidential Information any Customer or Supplier to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

            (ii) be held out or represented by the Executive or any other person, as being in any way connected with or interested in any Group Company; or

            (iii) disclose to any person, or make use of any Confidential Information.

14.3   UNDERTAKINGS

       The Executive has given the undertakings contained in clause 14 to the Company as trustee for itself and for each Group Company in the business of which the Executive shall be involved or concerned to a material extent during the Employment. The Executive will at the request and cost of the Company enter into direct undertakings with any such Group Company which correspond to the undertakings in clause 14.

14.4   LEGAL ADVICE

       The undertakings contained in clause 14 are entered into by the Company and the Executive after having been separately legally advised.

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15.    DISCIPLINARY AND GRIEVANCE PROCEDURE

15.1 There are no specific disciplinary rules or procedures applicable to the Executive. Any matters concerning the Executive's unsatisfactory conduct or performance will be dealt with by the Chief Executive Officer. An appeal against any disciplinary decision should be made by the Executive in writing to the Board of Visible Genetics Inc, whose decision will be final.

15.2 If the Executive has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the Chief Executive Officer and if the grievance is not resolved by discussion with him it will be referred for resolution to the Board of Visible Genetics Inc, whose decision shall be final.

16.    COLLECTIVE AGREEMENTS

       There are no collective agreements which affect the terms and conditions of the Executive's employment.

17.    DEDUCTIONS

       The Executive consents to the deduction at any time from any salary or other sum due from the Company to the Executive including any payment on termination of employment, of any sum owed by the Executive to the Company.

18.    ENTIRE AGREEMENT

       This Agreement (together with the letter of even date from the Company to the Executive) sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (oral or written) in respect of the employment or engagement of the Executive by the Company. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

19.    THIRD PARTIES

       Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

20.    DATA PROTECTION

       The Executive consents to the holding and processing by the Company or any other Group Company of personal data (including, where appropriate, sensitive personal data) relating to the Executive for the purposes of personnel or pensions administration, employee

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       management or compliance with any laws or regulations applicable to the
       Company or any Group Company or its or their business.

21.    RELEASES AND WAIVERS.

21.1 The Company may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by the Executive without in any way prejudicing or affecting its rights in respect of any part of that liability or any other liability or right not so released, compounded, compromised, waived or postponed.

21.2 No single or partial exercise, or failure or delay in exercising any right, power or remedy by the Company shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

22.    NOTICES

22.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in the case of the Executive, the Executive's last known residential address or, in the case of the Company, the Human Resources Department, Visible Genetics Corporation, 25 Crestridge Drive, Suite 200, Suwanee, Georgia, USA 30024.

22.2   A notice shall be deemed to have been served:

       (a) at the time of delivery if delivered personally to a party or to the specified address;

       (b)  on the second working day after posting by first class prepaid post;
            or

       (c) 2 hours after transmission if served by facsimile on a business day prior to 3pm or in any other case at 10 am on the business day after the date of despatch.

23.    GOVERNING LAW AND JURISDICTION

23.1 This Agreement shall be governed by and construed in accordance with English law.

23.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the English courts.

IN WITNESS this Deed has been executed on the date appearing at the head of page 1.

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                                   SCHEDULE 1

                                     BONUSES

1. For the period from 13 September 2001 until 12 September 2002, the Executive shall be eligible to receive a guaranteed bonus payment equivalent to 40% of his base salary of L137,500. The bonus shall become payable on 12 September 2002 and shall be paid subject to the deduction of Income Tax and National Insurance Contributions as appropriate.

2. For the period 13 September 2002 until 31 December 2002, the Executive shall be eligible to receive a guaranteed bonus equivalent to 40% of his base monthly salary received during this period. The bonus shall become payable on 31 December 2002 and shall be paid subject to the deduction of Income Tax and National Insurance Contributions as appropriate.

3. Thereafter, the Executive shall be eligible to participate in the Executive Bonus Plan operated by the Company and/or Visible Genetics Inc which will be introduced with effect from 1 January 2003. The level of bonus will be based on the successful achievement of both individual and corporate objectives, the details of which will be agreed in writing with the Executive on or before 1 January 2003

4. In order to be eligible to receive any bonus payment under the terms of this Schedule, the Executive must have been in employment throughout the period in question and remain in employment on the date the bonus becomes payable.

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EXECUTED as a DEED                       )
by BRENDAN LARDER                        )
in the presence of:                      )


SIGNATURE OF WITNESS:

NAME:

ADDRESS:


OCCUPATION:


EXECUTED as a DEED                       )
(but not delivered until the date        )
appearing at the head of page 1)         )
by VISIBLE GENETICS UK LIMITED           )
acting by:                               )

                                         Director

                                         Director/Secretary

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